EXHIBIT 21.1

                      HEALTHPLAN SERVICES CORPORATION (DE)

                                  SUBSIDIARIES

          HEALTHPLAN SERVICES, INC. (FL)
            (D/B/A HCI HEALTHPLAN SERVICES; HCI HEALTHPLAN SERVICES, INC.;
             HPS SELECT BROKERAGE SERVICES; HARRINGTON BENEFIT SERVICES;
             R. E. HARRINGTON)
               AMERICAN BENEFIT PLAN ADMINISTRATORS, INC. (CA)
               CENTRA HEALTHPLAN LLC (DE) (50.1%)
               EMPLOYEE BENEFIT ADMINISTRATORS INSURANCE AGENCY, INC. (MA) HARRINGTON SOUTHWEST, INC. (MO) (1/3)
               HEALTHPLAN SERVICES INSURANCE AGENCY, INC. (MA)
               HEALTHPLAN SERVICES INSURANCE AGENCY OF ILLINOIS, INC. (IL) MONTGOMERY MANAGEMENT CORPORATION (PA) (80%)
               PROHEALTH, INC. (DE)
                 (D/B/A HARRINGTON PROHEALTH OR PROHEALTH COMPCARE IN SEVERAL
                  STATES)
               REH AGENCY OF MISSOURI, INC. (MO)
               RETAIL CARD L.L.C. (DE) (50%)
               SOUTHERN NEVADA ADMINISTRATORS, INC. (NV)
          NATIONAL PREFERRED PROVIDER NETWORK, INC. (NY)
          NATIONAL NETWORK SERVICES, INC. (NY)
          QUALITY MEDICAL ADMINISTRATORS, INC. (NY)